Exhibit 99.2
Carvana Announces First Quarter 2019 Financial Results

Retail Units Sold of 36,766 an increase of 99% YoY
Revenue of $755.2 Million, an increase of 110% YoY
Total Gross Profit (incl. gift) of $88.5 Million, an increase of 159% YoY
Vehicles Purchased Directly from Customers up 232% YoY

PHOENIX – May 8, 2019 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying used cars, today announced financial results for the quarter ended March 31, 2019. Carvana’s complete first quarter 2019 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

“The first quarter marked several spectacular milestones for Carvana. We delivered another quarter of triple digit revenue growth, entered our 100th market, and successfully completed our first securitization, all while continuing to deliver exceptional customer experiences," said Ernie Garcia, Carvana founder and CEO. “2019 is off to a great start. We are energized and remain focused on our goal of selling more than 2 million cars per year.”

Conference Call Details

Carvana will host a conference call today, May 8, 2019, at 5:30 p.m. EDT (2:30 p.m. PDT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715 and ask for “Carvana Earnings.” A live audio webcast of the conference call, along with supplemental financial information, will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the conference call will be available until May 15, 2019, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10130283#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2018 and our Quarterly Report on Form 10-Q for Q1 2019. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Carvana (NYSE: CVNA)
Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 15,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana's patented, automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Investor Relations:
Carvana
Mike Levin
investors@carvana.com

or

Media Contact:
Carvana
Kate Carver
carvana@icfnext.com